UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI(1)	New York Stock Exchange(1)

(1) On April 19, 2023, Lannett Company, Inc. received a written notice from the New York Stock Exchange (the “NYSE”) notifying LCI that it would commence proceedings to delist our common stock and our common stock was suspended from trading. On April 20, 2023, our common stock began trading over-the-counter under the symbol “LCIN” and subsequently began trading under the symbol “LCINQ.” On May 4, 2023, the NYSE filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist our common stock from trading and to remove it from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting became effective 10 days after the filing of the Form 25. In accordance with Rule 12d2-2 of the Exchange Act, the de-registration of our common stock under Section 12(b) of the Exchange Act would become effective 90 days, or such shorter period as the SEC may determine, from the date of the Form 25 filing.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on May 2, 2023, Lannett Company, Inc. (“LCI”) and certain subsidiaries (collectively with LCI, the “Debtors” or the “Company Parties”), filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Lannett Company, Inc., et al., Case No. 23-10559 (JKS). On May 2, 2023, the Debtors filed a proposed joint prepackaged plan of reorganization [Docket No. 16] (as amended, supplemented, or modified, the “Plan”) and associated disclosure statement [Docket No. 17] (the “Disclosure Statement”) in the Bankruptcy Court.

On June 8, 2023, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Lannett Company, Inc. and its Debtor Affiliates, and (II) Granting Related Relief [Docket No. 243] (the “Confirmation Order”), which approved the Disclosure Statement and confirmed the Plan. The Debtors expect that the effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied (the “Effective Date”).

Summary of the Plan

The following is a summary of the material terms of the Plan as confirmed by the Bankruptcy Court. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order, which includes the Plan as an exhibit, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Plan provides that, among other things, on the Effective Date:

•	holders of notes outstanding under the First Lien Indenture (as defined in the Confirmation Order) will receive their pro rata share of 97% of both the common equity interests of reorganized LCI (the “New Common Stock”) and the financing facility to be entered into by the reorganized debtors (the “Takeback Exit Facility”);

•	lenders of the loans issued pursuant to the Second Lien Term Loan Agreement (as defined in the Confirmation Order) will receive their pro rata share of 3% of both the New Common Stock and the Takeback Exit Facility, as well as their pro rata share of the Second Lien New Warrant Recovery (as defined in the Confirmation Order);

•	holders of an allowed General Unsecured Claim (as defined in the Confirmation Order) will either be (a) reinstated or (b) paid in full in cash on the later of (i) the Effective Date and (ii) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such allowed General Unsecured Claim;

•	holders of notes outstanding under the Convertible Notes Indenture (as defined in the Confirmation Order) will receive their pro rata share of the New Warrants (as defined in the Confirmation Order) to purchase up to 1.25% (pre-dilution) of the New Common Stock on same terms as proposed for others under the Plan; and

•	holders of existing equity interests and warrants will receive no distribution.

The Debtors’ emergence from bankruptcy is subject to, among other things, consummation of the restructuring transactions described above and execution and implementation of all actions, documents, and agreements necessary to implement and consummate the Plan. The Debtors expect to emerge from bankruptcy no later than June 16, 2023. The Company cautions that trading in the common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. If the Plan becomes effective, the common stock will be canceled, and therefore trading prices for the common stock may bear little or no relationship to the actual recovery, if any, by holders of the common stock in the Chapter 11 Cases.

Treatment of Common Stock

As of April 28, 2023, the Company had 10,780,187 shares of common stock issued and outstanding. On the Effective Date or the date on which distributions are made pursuant to the Plan (whichever is later), all outstanding equity interests in the Company will be cancelled and holders of the common stock will not receive a distribution on account of their equity interests.

Assets and Liabilities

On March 31, 2023, the Company had total assets of $334,624,000 and total liabilities of $746,883,000.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements.” Forward-looking statements are not promises or guarantees and investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to: the impact of competitive products and pricing; product demand and market acceptance; new product development; acquisition-related challenges; the regulatory environment; interest rate fluctuations; reliance on key strategic alliances; availability of raw materials; fluctuations in operating results; the impact of the delisting from the New York Stock Exchange, including under our debt documents; the impact of failure to pay interest when due on our debt; our ability to successfully consummate a restructuring of our existing debt, existing equity interests and certain other obligations, and emerge from the Chapter 11 Cases; our ability to improve long-term capital structure and to address our debt service obligations through the restructuring; the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations; our ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the restructuring and the Chapter 11 Cases; the effects of the restructuring and the Chapter 11 Cases on LCI and the interests of various constituents; our ability to obtain confirmation of the Plan under the Chapter 11 Cases and successfully consummate the restructuring; and other risks detailed from time to time in our filings with the U.S. Securities and Exchange Commission. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. LCI cautions you not to place undue reliance upon any such forward-looking statements which speak only as of the date made. LCI is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise and other events or factors, many of which are beyond LCI’s control, including those resulting from such events, or the prospect of such events, such as public health issues including health epidemics or pandemics, such as the outbreak of the novel coronavirus, whether occurring in the United States or elsewhere, which could disrupt LCI’s operations, disrupt the operations of LCI’s suppliers and business development and other strategic partners, disrupt the global financial markets or result in political or economic instability. The information in this Current Report on Form 8-K should be read in conjunction with information in LCI’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the consolidated financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations included therein, and Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Lannett Company, Inc. and its Debtor Affiliates, and (II) Granting Related Relief
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel

Date: June 13, 2023